EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234446 on Form S-8 of our reports dated August 4, 2023 relating to the consolidated financial statements of Freedom Holding Corp. and the effectiveness of Freedom Holding Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Freedom Holding Cop. for the year ended March 31, 2023.

/s/ Deloitte LLP

Almaty, Kazakhstan
August 4, 2023